SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                December 28, 1995
                ________________________________________________
                Date of report (Date of earliest event reported)

                            Petrie Stores Corporation
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)

            New York              1-6166             36-2137966
          ______________    _____________________  __________________
          (State of         (Commission File No.)   (IRS Employer
         Incorporation)                            Identification No.)

                            70 Enterprise Avenue
                        Secaucus, New Jersey  07094
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (201) 866-3600
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 2.   Acquisition or Disposition of Assets.

                    In accordance with the Plan of Liquidation and Dissolution of Petrie Stores Corporation, a New York corporation ("Petrie"), approved by Petrie's shareholders at Petrie's Reconvened Annual Meeting of Shareholders held on January 24, 1995, from December 28, 1995 through January 4, 1996, Petrie sold in open market transactions (the "Sale") an aggregate of 2,000,000 shares of common stock, par value $.10 per share, of Toys "R" Us, Inc., a Delaware corporation ("Toys Common Stock"), or approximately 28.3% of the Toys Common Stock held by Petrie prior to the Sale. The aggregate consideration for the Sale, after commissions and Securities and Exchange Commission fees, was approximately $45.9 million. Petrie does not expect to incur any tax on the Sale.

                    The Sale was made in order for Petrie to diversify its assets. Following the Sale, Petrie holds 5,055,576 shares of Toys Common Stock and approximately $131 million in cash and cash equivalents (including the proceeds of the Sale). Cash equivalents are invested, directly or indirectly, in obligations of the United States Treasury and certain agencies or instrumentalities of the United States Government. If the Sale had taken place on October 28, 1995, the last day of Petrie's third quarterly period, and Petrie's Quarterly Report on Form 10-Q for such quarterly period had reflected the Sale, Petrie's investment in Toys Common Stock would have been reduced by approximately $44.3 million, Petrie's deferred income tax liability would have been increased by approximately $5.4 million, Petrie's cash and cash equivalents would have been increased by approximately $45.9 million, and the net realized and unrealized loss on Toys Common Stock would have been reduced by $1.6 million, resulting in net assets in liquidation as of October 28, 1995 of approximately $178.1 million.


                              Signature

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  January 11, 1996

                                 PETRIE STORES CORPORATION

                                 By: /s/ STEPHANIE R. JOSEPH
                                     ___________________________
                                     Stephanie R. Joseph
                                     Secretary and Principal
                                     Legal Officer